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                                                                     EXHIBIT 2.5

                                  ASSIGNMENT

     This ASSIGNMENT is entered into as of January 27, 2000, by and among SPARTAN CAPITAL MANAGEMENT, LLC ("Spartan"), a Delaware limited liability company, and Divot Golf Corporation ("Divot"), a Delaware corporation.

     WHEREAS, Spartan entered into a Sale and Assignment Agreement with Mark Savoretti dated as of January 27, 2000 (the "Agreement"); and

     WHEREAS, simultaneously with the execution by Spartan of the Agreement, the parties hereto desire that Spartan assign all of its rights and obligations under the Agreement to Travel.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein:

     1. In exchange for the payment by Divot of $10.00, Spartan hereby assigns all its rights and obligations under the Agreement to Divot.

     2.   This Assignment is effective as of the date hereof.

     IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date set forth above.

                                             SPARTAN CAPITAL MANAGEMENT, LLC

                                             By: /s/ David A. Noosinow
                                                ----------------------------
                                             Name:   David A. Noosinow
                                                  --------------------------
                                             Title:  Executive Director
                                                   -------------------------

                                             DIVOT GOLF CORPORATION

                                             By: /s/ Joseph R. Cellura
                                                ----------------------------
                                             Name:   Joseph R. Cellura
                                                  --------------------------
                                             Title:  Chairman & CEO
                                                   -------------------------